Exhibit 99.2

                         FORM 4 JOINT FILER INFORMATION


Name:                      Paxson Enterprises, Inc.

Address:                   601 Clearwater Park Road
                           West Palm Beach, Florida 33401

Designated Filer:          Lowell W. Paxson

Issuer and
  Ticker Symbol:           Paxson Communications Corporation (PAX)

Date of Event
  Requiring Statement:     December 16, 2003